Exhibit 99.1

FOR IMMEDIATE RELEASE

Hudson Technologies, Inc. Announces Proposed $49 Million Public Offering of Common Stock

PEARL RIVER, NY, December 5, 2016 – Hudson Technologies, Inc. (NASDAQ: HDSN), announced today that it intends to offer and sell up to $45 million of shares of its common stock, together with certain selling shareholders who intend to offer and sell up to $4 million of shares of common stock, subject to market and other conditions, in an underwritten public offering pursuant to an effective shelf registration. Hudson Technologies also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of shares of common stock offered in the public offering solely to cover overallotments, if any. Hudson Technologies intends to use the net proceeds from this offering for working capital and general corporate purposes which may include, among other things, funding acquisitions, although the Company has no present commitments or agreements with respect to any such transactions. Hudson Technologies may also use a portion of the proceeds to reduce or repay indebtedness under its loan agreement with its existing commercial lender.

William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC are acting as joint book-running managers. Roth Capital Partners and B. Riley & Co., LLC are acting as co-managers for the offering.

A shelf registration statement relating to the shares of common stock to be issued in the offering was filed with the Securities and Exchange Commission (the “SEC”), on Form S-3 (File No. 333-207969) which the SEC declared effective on December 18, 2015. A preliminary prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting William Blair & Company, L.L.C. at 222 West Adams Street, Chicago, IL 60606, Attention: Prospectus Department, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com; or by contacting Craig-Hallum Capital Group LLC at 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at (612) 334-6300, or by email at prospectus@craig-hallum.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC website at http://www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson Technologies’ proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, statements regarding the completion, timing and size of the public offering, the Underwriters’ exercise of the over-allotment option, Hudson Technologies’ anticipated proceeds from the offering and its use of those proceeds. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that Hudson Technologies will be able to complete the public offering on the anticipated terms, or at all.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at http://www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in the forward-looking statements contained herein and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com